Exhibit 99.1

Unusual Machines Secures $1.6 Million Order for Aura Cameras and HDO+ Goggles to Support U.S. Defense Supply Chain

ORLANDO, FLORIDA / ACCESS Newswire / August 19, 2025 / Unusual Machines, Inc. (NYSE American: UMAC), a provider of NDAA-compliant drone components, today announced a $1.6 million purchase of Fat Shark Aura cameras and HDO+ goggles placed by a domestic defense drone manufacturer. The components will be delivered through the U.S. defense supply chain, reinforcing Unusual Machines’ role as a trusted supplier of compliant equipment.

The Fat Shark Aura cameras are included in the Blue UAS Framework, confirming compliance with Department of Defense and NDAA standards. The HDO+ goggles offer high-clarity optics with the largest field of view of any analog FPV headset currently on the market, allowing operators to switch between 4:3 and 16:9 aspect ratios without narrowing the field of vision.

Production will begin immediately, with initial deliveries scheduled for the end of September and the remainder completed by December.

“This order represents a milestone for Unusual Machines and, importantly, reflects the trust our customers place in us to deliver large quantities of critical components,” said Allan Evans, CEO of Unusual Machines. “By keeping cash reserves strong, scaling inventory ahead of demand, and strengthening our supply chain for larger volumes, we can execute quickly and reliably. This mindset allows us to accelerate delivery, ensure dependability, and expand manufacturing so more drone capability is built in the United States.”

Today’s announcement reflects the growing scale of opportunities for Unusual Machines. While this order will ship from existing production lines, the upcoming U.S.-based manufacturing facility for HDO+ goggles underscores the company’s long-term strategy to onshore even more production, keep pace with government demand, and deliver the capacity needed for future growth.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “could,” “target,” “potential,” “is likely,” “will,” “expect” and similar expressions, as they relate to us, are intended to identify forward-looking statements. These statements include: our expectation that we will deliver initial orders of the Aura cameras and HDO+ goggles by the end of September 2025 and the balance of the orders by December 2025, our ability to execute orders, our quickly and reliably, and our expectation that we will be successful leasing a new facility and expand our manufacturing footprint and build our headset production capabilities. The results expected by some or all of these forward-looking statements may not occur. Factors that affect our ability to achieve these results include our expectation that we will commence operations in our new Orlando manufacturing facility in September 2025 and close the Rotor Lab acquisition in the third quarter of 2025, the continued availability of commercial real estate near our Orlando, Florida facilities, the availability of a satisfactory labor pool, potential supply chain issues, the impact from tariffs including inflation, and the Risk Factors contained in our Form 10-Q, filed with the SEC on August 14, 2025, Prospectus Supplement filed with the Securities and Exchange Commission (the “SEC”) on March 6, 2025 and in our Form 10-K for the year ended December 31, 2024. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. Any forward-looking statement made by us herein speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Unusual Machines

Unusual Machines manufactures and sells drone components and drones across a diversified brand portfolio, which includes Fat Shark, the leader in FPV (first-person view) ultra-low latency video goggles for drone pilots. The Company also retails small, acrobatic FPV drones and equipment directly to consumers through the curated Rotor Riot ecommerce store. With a changing regulatory environment, Unusual Machines seeks to be a dominant Tier-1 parts supplier to the fast-growing multi-billion-dollar U.S. drone industry. According to Fact.MR, the global drone accessories market is currently valued at $17.5 billion and is set to top $115 billion by 2032. For more information, please visit www.unusualmachines.com.

Investor Contact:

CS Investor Relations

investors@unusualmachines.com

Media Contact:

media@unusualmachines.com